MEDCARE TECHNOLOGIES, INC.

                    REGULATION D SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER
     REGULATION D ("REGULATION "D") PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY
     ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES REVIEWED OR DETERS THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF
     RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE
     INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE
     RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE
     DOCUMENTS AS EXHIBIT I.

     SEE ADDITIONAL LEGENDS AT SECTIONS 3.7 and 9.

     THIS REGULATION D SUBSCRIPTION AGREE (this "Agreement") is made as of the 20th day of June, 1997, by and between Medcare Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the undersigned subscriber executing this Agreement ("Subscriber").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     This Agreement is executed by Subscriber in connection with the offer by the Company and the purchase by Subscriber of Series A Preferred Stock, $.25 par value (the "Preferred Stock"), of the Company. The Preferred Stock is being offered at a purchase price of Ten Thousand Dollars ($10,000), U.S., per share, in minimum subscription amounts of at least ten (10) shares ($100,000), and increments of five (5) shares ($50,000) in excess thereof, with a minimum aggregate offering amount of One Hundred Ninety (190) shares of Preferred Stock, or One Million Nine Hundred Thousand Dollars ($1,900,000) (the "Minimum Amount"), and up to a maximum aggregate amount of Three Hundred (300) shares of Preferred Stock. or Three Million Dollars ($3,000,000) (the "Maximum Amount") (collectively, the "Offering"). The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into common stock, $.001 par value, of the Company (the "Common Stock"), are set forth in the Certificate of Designation of Series A Preferred Stock (the "Certificate of Designation"), substantially in the form attached hereto as Exhibit A. The Preferred Stock is accompanied by (i) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent
(33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is nine (9) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation (the "Nine Month Warrants"); (ii) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is twelve (12) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation (the "Twelve Month Warrants"); and
(iii) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is fifteen ( 15) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation (the "Fifteen Month Warrants"). The terms of the Nine Month Warrants, including the terms on which the Nine Month Warrants may be exercised for Common Stock, are set forth in the form of the Nine Month Warrants attached hereto as Exhibit B. The terms of the Twelve Month Warrants, including the terms on which the Twelve Month Warrants may be exercised for Common Stock, are set forth in the form of the Twelve Month Warrants attached hereto as Exhibit C. The terms of the Fifteen Month Warrants, including the terms on which the Fifteen Month Warrants may be exercised for Common Stock, are set forth in the form of the Fifteen Month Warrants attached hereto as Exhibit D. The Nine Month Warrants, the Twelve Month Warrants, and the Fifteen Month Warrants are hereinafter referred to collectively as the "Conversion Warrants." The Preferred Stock is also accompanied by a warrant or warrant to purchase, anytime during the first twelve ( 12) months following the Last Closing, as that term is defined in Section
4.12 below, a number of additional shares of Preferred Stock up to the number purchased by Subscriber in the Offering (the "Preferred Warrants") . The Conversion Warrants and the Preferred Warrants may be referred to hereinafter as the "Warrants." The terms of the Preferred Warrants, including the terms on which the Preferred Warrants may be exercised for Preferred Stock, are set forth in the form of the Preferred Warrants attached hereto as Exhibit E. The solicitation of this subscription and, if accepted by the Company, the offer and sale of the Preferred Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended ("the Act"). The Preferred Stock, including the Preferred Stock issued upon exercise of the Preferred Warrants, and the Common Stock issuable upon conversion thereof (the "Conversion Shares"), together with the Conversion Warrants and the Common Stock issuable upon exercise thereof (the "Warrant Shares") and the Preferred Warrants, are sometimes referred to herein singularly as "Security" and collectively as the "Securities."

    It is agreed as follows:

    1.   OFFERING

    1.1   OFFER TO SUBSCRIBE: PURCHASE PRICE AND CLOSING: AND PLACEMENT
FEES.

      Subject to satisfaction of the conditions to closing set forth in Section
1.2 below, Subscriber hereby offers to subscribe for and purchase Preferred Stock and accompanying Warrants, for the aggregate purchase price in the amount set forth in Section 10 of this Agreement, in accordance with the terms and conditions of this Agreement. Assuming that the Minimum Amount and corresponding subscription agreements accepted by the Company are received into the Company's designated escrow account for this Offering established pursuant to the Escrow Agreement and Instructions (the "Escrow Agreement") by and among the Company, First Union National Bank of Georgia (the "Escrow Agent") and the Placement Agent (as defined below) (the "Escrow Account"), the closing of a sale and purchase of Preferred Stock as to each Subscriber (the "Closing") shall be deemed to occur when this Agreement has been executed by both Subscriber and the Company and full payment shall have been made by Subscriber, by wire transfer to the Escrow Account as set forth in Section 7.1(a) for payment in consideration for the Company's delivery of certificates representing the Preferred Stock subscribed for.

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

The parties hereto acknowledge that Swartz Investments, LLC is acting as placement agent (the "Placement Agent") for this Offering and will be compensated by the Company in cash and warrants to purchase Common Stock. The Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Preferred Stock pursuant to this Agreement. The information and data contained in the Disclosure Documents (as defined in Section 2.2.4) have not been subjected to independent verification by the Placement Agent, and no representation or warranty is made by the Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.

The Company and Subscriber acknowledge that the Matthew Fund, N.V. (the "Fund"), which is managed by affiliates of the Placement Agent, may subscribe for securities in the Offering. The parties acknowledge that neither the Placement Agent nor any of its affiliates shall be under any obligation to advise the Company or Subscriber of the activities of the Fund with respect to such securities following the consummation of the Offering. Such acknowledgment shall not act as a waiver of any obligation required by law or written agreement of which the Fund is a party. It is understood that the Fund will act independently of the Placement Agent and may take action with respect to such investment which may be inconsistent or contrary to any action or interest of the Placement Agent, the Company or any of the other Subscribers.

      1.2 CONDITIONS TO SUBSCRIBER'S OBLIGATIONS. Subscriber's obligations hereunder are conditioned upon all of the following:

      (a) the following documents shall have been deposited with the Escrow Agent the Registration Rights Agreement, substantially in the form attached hereto as Exhibit F (the "Registration Rights Agreement") (executed by the Company), an opinion of counsel, substantially in the form attached hereto as Exhibit G (the "Opinion of Counsel") (signed by the Company's counsel), the Irrevocable Instructions to Transfer Agent, substantially in the form attached hereto as Exhibit H (the "Irrevocable Instructions to Transfer Agent" executed by the Company and the Company's transfer agent [the "Transfer Agent"]), and the Certificate of Designation, substantially in the form attached hereto as Exhibit A (together with evidence showing that it has been filed with the Secretary of State of Delaware); certificates representing the Preferred Stock issued in the name of the Subscriber, the Conversion Warrants and the Preferred Warrants issued in the name of the Subscriber;

       (b) the Company's Common Stock shall be listed for and actively trading on the OTC Bulletin Board;

       (c) other than losses described in the Risk Factors as set forth in
Section 2.2.4 below there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents (defined below in Section 2.2.4), including but not limited to incurring material liabilities;

       (d) the representations and warranties of the Company are true and correct in all material respects at the Closing as if made on such date, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Escrow Agent;

       (e) the Minimum Amount and corresponding subscription agreements accepted by the Company shall have been received by the Escrow Agent; and

       (f) the Company shall have reserved for issuance a sufficient number of shares of Common Stock to effect conversions of the Preferred; Stock, including Preferred Stock issued upon exercise of the Preferred Warrants, and exercise of the Conversion Warrants, which number of shares shall initially be equal to one million five hundred thousand ( 1,500,000) shares.

    2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber hereby represents and warrants to the Company as follows:

      2.1 ACCREDITED INVESTOR. Subscriber is an accredited investor, as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in
Section 10 of this Agreement.

      2.2  INVESTMENT EXPERIENCE; ACCESS TO INFORMATION; INDEPENDENT
INVESTIGATION.

           2.2.1 ACCESS TO INFORMATION. Subscriber or Subscriber's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Subscriber or Subscriber's professional advisor deems necessary to verify the accuracy and completeness of the information received.

          2.2.2 RELIANCE ON OWN ADVISORS. Subscriber has relied completely on the advice of, or has consulted with, Subscriber's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section I 5 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 2.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Subscriber's right to rely upon representations and warranties of the Company in Section 4 of this Agreement.

          2.2.3 CAPABILITY TO EVALUATE. Subscriber has such knowledge and experience in financial and business matters so as to enable such Subscriber to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 2.2.4 below).

          2.2.4 DISCLOSURE DOCUMENTS. Subscriber, in making Subscriber's investment decision to subscribe for the Securities hereunder, represents that
(a) Subscriber has received and had an opportunity to review (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (ii) the Company's quarterly report on Form I0-Q for the quarters ended March 31, 1997,
(iii) the Risk Factors, attached as Exhibit I, (iv) the Capitalization Schedule, attached as Exhibit I, (the "Capitalization Schedule") and (v) the Use of Proceeds Schedule, attached as Exhibit K, (the "Use of Proceeds Schedule") (b) Subscriber has read, reviewed, and relied solely on the documents described in
(a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, any other written information prepared by the Company which has been specifically provided to Subscriber in connection with this Offering (the documents described in Section 2.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Subscriber and Subscriber's representatives, if any; (c) Subscriber has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and
(d) is not relying
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

on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those referred to in
Section 4 or otherwise contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Subscriber's right to rely upon representations and warranties of the Company in Section 4
4 of this Agreement. Subscriber acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Subscriber has not relied upon any Third Party Reports, including any provided by the Placement Agent, in making the decision to invest.

         2.2.5 INVESTMENT EXPERIENCE; FEND FOR SELF. Subscriber has substantial experience in investing in securities and has made investments in securities other than those of the Company. Subscriber acknowledges that Subscriber is able to fend for Subscriber's self in the transaction contemplated by this Agreement, that Subscriber has the ability to bear the economic risk of Subscriber's investment pursuant to this Agreement and that Subscriber is an "Accredited Investor" by virtue of the fact that Subscriber meets the investor qualification standards set forth in Section 2.1 above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Subscriber's purposes.

    2.3   EXEMPT OFFERING UNDER REGULATION D.

         2.3.1 INVESTMENT; NO DISTRIBUTION. Subscriber is acquiring the Securities solely for Subscriber's own account for investment purposes as a principal and not with a view to immediate resale or distribution of all or any part thereof. Subscriber is aware that there are legal and practical limits on Subscriber's ability to sell or dispose of the Securities and, therefore, that Subscriber must bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for Subscriber's current needs and possible personal contingencies and has need for only limited liquidity of this investment. Subscriber's commitment to illiquid investments is reasonable in relation to Subscriber's net worth. By making the representations in this Section 2.3.1, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Act, except as otherwise required in this Agreement or in the Registration Rights Agreement.

         2.3.2 NO GENERAL SOLICITATION. The Securities were not offered to Subscriber through, and Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         2.3.3 RESTRICTED SECURITIES. Subscriber understands that the Preferred Stock issued at Closing. the Preferred Warrants, and the Conversion Warrants are, and the Conversion Shares and the Preferred Stock issued upon exercise of the Preferred Warrants will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Subscriber represents that Subscriber is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         2.3.4 DISPOSITION. Without in any way limiting the representations set forth above, Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

            (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) (i) Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

    2.4 DUE AUTHORIZATION.

         2.4.1 AUTHORITY. Subscriber, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Subscriber is executing this Agreement. Subscriber has reached the age of majority (if an individual) according to the laws of the state in which he resides, has adequate means for providing for his current needs and personal contingencies, is able to bear the economic risk of his investment in the Securities for an indefinite period of time and could afford a complete loss of such investment. Subscriber's commitment to illiquid investments is reasonable in relation to Subscriber's net worth.

         2.4.2 DUE AUTHORIZATION. If Subscriber is a corporation, Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by Subscriber and to execute and deliver this Agreement.

         2.4.3 PARTNERSHIPS. If Subscriber is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Subscriber (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

         2.4.4 REPRESENTATIVES. If Subscriber is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

    3.  ACKNOWLEDGMENTS.  Subscriber is aware that:

         3.1 RISKS OF INVESTMENT. Subscriber recognizes that an investment in the Company involves substantial risks, including the potential loss of Subscriber's entire investment herein. Subscriber recognizes that this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Act;

         3.2 NO GOVERNMENT APPROVAL. No federal or state agency has passed upon the securities or made any finding or determination as to the fairness of this transaction;

         3.3 NO REGISTRATION. The Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

         3.4 RESTRICTIONS ON TRANSFER. Subscriber may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

         3.5 NO ASSURANCES OF REGISTRATION. There can be no assurance that any registration statement will become effective at the scheduled time. Therefore, Subscriber may bear the economic risk of Subscriber's investment for an indefinite period of time;

         3.6 EXEMPT TRANSACTION. Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Subscriber to acquire such Securities;

         3.7 LEGENDS. It is understood that the certificates evidencing the Preferred Stock, including the Preferred Stock issued upon exercise of the Preferred Warrants, the Preferred Warrants, the Conversion Warrants, the Conversion Shares and the Warrant Shares shall bear the following legend (the "Legend") (prior to registration as provided in Section 5.1):

          "The securities represented hereby have not been registered under the Securities Act of 1933, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to Subscriber (which shall be true at the signing of this Agreement, as of Closing, and as of any such later date as contemplated hereunder) and agrees with Subscriber that:

         4.1 ORGANIZATION, GOOD STANDING. AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission ("SEC"), or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.

         4.2 CORPORATE CONDITION. The Company's condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and

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normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. There have been no material adverse changes to the Company's business, financial condition, prospects since the date of such reports. The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

    4.3 AUTHORIZATION. Except for the filing of the Certificate of Designation, all corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Preferred Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Conversion Shares, the Preferred Warrants, the Conversion Warrants, the Warrant Shares and the Preferred Stock to be issued upon exercise of the Preferred Warrants, have been taken, and this Agreement, the Certificate of Designation, the Irrevocable Instructions to Transfer Agent, the Escrow Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

         4.4  VALID ISSUANCE OF PREFERRED STOCK AND COMMON STOCK.  The
Preferred
Stock, and the Preferred Warrants and the Conversion Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Subscriber in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Conversion Shares and the Warrant Shares and the Preferred Stock issued upon exercise of the Preferred Warrants, when issued in accordance with the terms of the Certificate of Designation or the Conversion Warrants or the Preferred Warrants, as applicable, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber of the Preferred Stock, will be issued in compliance with all applicable U.S. federal and state securities laws. The Preferred Stock, the Conversion Shares, the Conversion Warrants, the Preferred Warrants, and the Warrant Shares will be issued free of any preemptive rights. The Company currently has one million five hundred thousand (1,500,000) Conversion Shares reserved for issuance upon conversion of the Preferred Stock, including Preferred Stock issued upon exercise of the Preferred Warrants, and upon exercise of the Conversion Warrants.

         4.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on and as of the date of the Agreement or of any material provision of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any

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federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse affect on the Company's business or prospects, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

         4.6 REPORTING COMPANY. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since November 13, 1996. The Company undertakes to furnish Subscriber with copies of such reports as may be reasonably requested by Subscriber prior to consummation of this Offering and thereafter as long as Subscriber holds the Securities. The Company is not in violation of the listing requirements of the OTC Bulletin Board and does not reasonably anticipate that the Common Stock will be delisted by the OTC Bulletin Board for the foreseeable future.

         4.7 CAPITALIZATION. The capitalization of the Company as of March 31, 1997, is, and the capitalization as of the Closing, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit 1. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

         4.8 INTELLECTUAL PROPERTY. The Company has valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Exhibit L-l. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Exhibit L-2. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth on Exhibit L-3. To the best of the Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments which preclude the Company from engaging in its business as presently conducted.

         4.9 USE OF PROCEEDS. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit K hereto. These purposes and amounts are estimates and are subject to change without notice to any Subscriber.

         4.10 NO RIGHTS OF PARTICIPATION. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

         4.11 COMPANY ACKNOWLEDGMENT. The Company hereby acknowledges that Subscriber may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Certificate of Designation, the Conversion Warrants, the Preferred Warrants and other agreements contemplated thereby, and the Company further acknowledges that Subscriber and the Placement Agent have made no representations or warranties, either written or oral, as to how long the Securities will be held by Subscriber or regarding Subscriber's trading history or investment strategies.

         4.12 TERMINATION DATE OF OFFERING. In no event shall the last Closing ("Last Closing") of a sale and purchase of the Preferred Stock and accompanying Conversion Warrants and Preferred Warrants occur later than July 15, 1997, which date can be extended by up to ten (10) days upon written approval by the Company and the Placement Agent.

         4.13 UNDERWRITER'S FEES AND RIGHTS OF FIRST REFUSAL. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with this Offering.

         4.14 CURRENT PUBLIC INFORMATION. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-1 under the Act.

         4.15 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Act pursuant to the provisions of Regulation D.

         4.16 ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business Judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of the other stockholders.

         4.17 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity: made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         4.18 KEY EMPLOYEES. Each Key Employee(as defined belong) is currently serving the Company in the capacity disclosed in Exhibit M. No Key Employee, to the best knowledge of the Company and its subsidiaries. is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means each of Harmel Rayat and Valerie Boeldt-Umbright.

         4.19 REPRESENTATIONS CORRECT. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Closing and the issuance of the shares of Preferred Stock.

    5.  COVENANTS OF THE COMPANY

         5.1 DEPENDENT AUDITORS. The Company shall, until at least three (3) years after the date of the Last Closing, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

         5.2 CORPORATE EXISTENCE AND TAXES. The Company shall, until at least after the later of (i) the date that is three (3) years after the date of the Last Closing or (ii) the conversion or redemption of all of the Preferred Stock purchased pursuant to this Agreement, including Preferred Stock issued upon exercise of the Preferred Warrants, and the exercise of the Conversion Warrants, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Preferred Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a "Reporting Issuer") and shall pay all its taxes when due except for taxes which the Company disputes.

         5.3 REGISTRATION RIGHTS. The Company will enter into a registration rights agreement covering the resale of the Conversion Shares and the Warrant Shares substantially in the forth of the Registration Rights Agreement attached as Exhibit F.

         5.4 NOTIFICATION OF FINAL CLOSING DATE BY COMPANY. Within five (5) business days after the Last Closing, the Company shall notify Subscriber in writing that the Last Closing has occurred, the date of the Last Closing, the dates that Subscriber is entitled to convert Subscriber's Preferred Stock, the value of the Fixed Conversion Price, as that term is defined in the Certificate of Designation, and the name and telephone number of an administrative contact person at the Company whom Subscriber may contact regarding information related to conversion of the Preferred Stock as contemplated by the Certificate of Designation.

         5.5 FILING OF S-1 REGISTRATION STATEMENT. The Company shall, no later than sixty (60) days after the Last Closing, file a registration statement (the "Registration Statement") on Form S-l (or other suitable form, at the Company's discretion but subject to the reasonable approval of Subscribers) with the SEC, covering the resale of the Conversion Shares and Warrant Shares issuable to all Subscribers in this Offering. The Company shall, within ten ( 10) days of the filing of the Registration Statement, send a copy of the Registration Statement to Subscribers. Such Registration Statement shall initially cover a number of Conversion Shares and Warrant Shares equal to at least one million five hundred thousand (1,500,000) shares of Common Stock, allocated and reserved pro rata among the Subscribers, and shall cover, to the extent allowable by applicable law, such additional indeterminate number of shares of Common Stock as are required to effect the full conversion of the Preferred Stock, including the Preferred Stock issued upon exercise of the Preferred Warrants, and the full exercise of the Conversion Warrants, due to fluctuations in the price of the Company's Common Stock. The Company shall use its best efforts to have the Registration Statement declared effective as soon as possible. In the event that the Company determines or is notified by a Holder that the Registration Statement does not cover a sufficient number of shares of Common Stock to effect conversion of all outstanding Preferred Stock then eligible for conversion, including the Preferred Stock issued upon the exercise of the Preferred Warrants, and exercise of the outstanding Conversion Warrants, the Company shall, within five (5) business days, amend the Registration Statement or file a new registration statement to add such number of additional shares as would be necessary to effect all such conversions of the Preferred Stock and exercises of the Conversion Warrants. The rights of the holders of Common Stock and Warrant Shares to have their securities registered under the Registration Statement are set forth in the Registration Rights Agreement. If the Registration Statement is not declared effective within five (5) calendar months after the Last Closing or if any new or amended registration statement required to be filed hereunder is not declared effective within two (2) calendar months of the date it is required to be filed, the Company shall pay Subscribers an amount equal to two percent (2%) per month of the aggregate amount of Preferred Stock sold to Subscriber in the Offering, compounded monthly and accruing daily until the Registration Statement or a registration statement filed pursuant to Section 2 or Section 3 of the Registration Rights Agreement is declared effective (the "Late Registration Payment"), payable, at each Subscriber's option, in either cash or Common Stock. If Subscriber elects to be paid in cash, such Late Registration Payments shall be paid to such Subscriber within five (5) business days following the end of the month in which such Late Registration Payment was accrued. If Subscriber elects to be paid in Common Stock, such number of shares of Common Stock shall be determined as follows:

     Upon conversion of each share of Preferred Stock, the Company shall issue to Subscriber the number of shares of Common Stock determined as set forth in Section 5(a) of the Certificate of Designation plus an additional number of shares of Common Stock (the "Additional Shares") determined as set forth below:

               Additional Shares = Late Registration Payment
                                   -------------------------
                                        Conversion Price

where, "Conversion Price" has the definition ascribed to it in the Certificate of Designation.

    Such Additional Shares shall also be deemed "Registrable Securities" as defined in the Registration Rights Agreement. The Company covenants to use its best efforts to remain eligible to use form S-1 for the registration required by this Section 5.1 during all applicable times contemplated by this Agreement.

         5.6  CAPITAL RAISING LIMITATIONS; RIGHTS OF FIRST REFUSAL.

             5.6.1 CAPITAL RAISING LIMITATIONS. For a period of one hundred eighty (180) days following the date of Last Closing, the Company shall not issue or agree to issue, except (i) as contemplated hereunder, (ii) pursuant to an offering or offerings which, combined with this Offering, do not, in the aggregate, exceed five million dollars ($5,000,000 U.S.), as further limited below (a "Limited Offering"), (iii) pursuant to any employee stock purchase plan or employee stock option plan of the Company in effect on June 10, 1997, and disclosed in the Disclosure Documents, or (iv) pursuant to any security, option, warrant, scrip, call or commitment or right disclosed in the Capitalization Schedule, any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) if such securities are issued at a price (or in the case of securities which are convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock, if such securities are convertible, exercisable or exchangeable, as appropriate, at a conversion price, exercise price or exchange price) less than the current market price for Common Stock on the date of issuance (in the case of Common Stock) or the conversion, exercise or exchange date (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock). In addition, during such period, the Company shall not issue, or agree to issue, any debt securities which are issued at a discount to the principal amount thereof. Notwithstanding the above, a Limited Offering is further limited as follows: the terms of the securities in a Limited Offering must be on the same or substantially similar terms as the Series A Preferred Stock being issued in this Offering; including but not limited to the requirement that the securities in a Limited Offering (a) shall not be convertible into Common Stock at a discount of less than 85% of the market price and (b) shall not be convertible into Common Stock prior to the date that is six (6) months after the Last Closing of this Offering.

            5.6.2 RIGHT OF FIRST OFFER. The Company agrees that, during the period beginning on the date hereof and terminating on the first anniversary of the date of the Last Closing, the Company will not, without the prior written consent of each Subscriber (which shall be deemed given for the warrants to purchase Common Stock issued or to be issued to the Placement Agent in consideration of its services in connection with this Agreement and the transactions contemplated hereby) issue or sell, or agree to issue or sell any equity or debt securities of the Company or any of its subsidiaries (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company or any of its subsidiaries) ("Future Offerings") unless the Company shall have first delivered to each Subscriber at least thirty (30) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Subscriber and its affiliates an option during the twenty (20) business day period following delivery of such notice to purchase up to the full amount of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). Notwithstanding the foregoing, if the Subscriber chooses not to participate in any Future Offerings, then any debt or equity security issued as a result of the Future Offerings which, combined with this Offering, in the aggregate, exceed five million dollars ($5,000,00.0 U.S.), will be ineligible for sale and/or conversion, as the case may be, until the date which is twelve (12) months after the Last Closing. The Capital Raising Limitations shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitations also shall not apply to (a) the issuance of securities pursuant to an underwritten public offering, (b) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or
(c) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants.

         5.7  FINANCIAL 10-K STATEMENTS, ETC. AND CURRENT REPORTS ON FORM
8-K.
The Company shall provide Subscriber with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on form 8-K for as long as the Preferred Stock may remain outstanding.

         5.8 OPINION OF COUNSEL. Subscribers shall, upon purchase of the Preferred Stock and accompanying Warrants pursuant to this Agreement, receive an opinion letter from Gary R. Blume, P.C. ("Counsel"), counsel to the Company, to the effect that (i) the Company is duly incorporated and validly existing;
(ii) this Agreement, the issuance of the Preferred Stock at Closing, the issuance of the Conversion Warrants, the issuance of the Preferred Warrants, the issuance of the Conversion Shares upon conversion of the Preferred Stock, the issuance of the Warrant Shares upon exercise of the Conversion Warrants and the issuance of the Preferred Stock Rights Agreement, the irrevocable Instructions to Transfer Agent and the Escrow Agreement are valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability of the indemnification provisions may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; and
(iv) based upon the representations and acknowledgments of Subscribers contained in Sections 2 and 3 hereof, the Preferred Stock, the Conversion Warrants and the Preferred Warrants have been, and the Conversion Shares, the Warrant Shares, and the Preferred Stock issued upon exercise of the Preferred Warrants will be, issued in a transaction that is exempt from the registration requirements of the Act and applicable state securities laws; and (v) the Conversion Shares are authorized for listing on the OTC Bulletin Board subject to notice of issuance.

         5.9 REMOVAL OF LEGEND UPON CONVERSION. As contemplated by the Certificate of Designation, upon conversion of the Preferred Stock, Subscriber shall submit a Notice of Conversion and Resale, substantially in the form attached hereto as Exhibit N. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be home by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or
(c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Subscriber agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Subscriber holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

         5.10 LISTING. Subject to the remainder of this Section 5.10, the Company shall ensure that its shares of Common Stock (including all Conversion Shares and Warrant Shares) are listed and available for trading on the OTC Bulletin Board. The Company shall promptly following the Last Closing use its best efforts to satisfy the listing requirements of, and secure the listing of the Common Stock (including, without limitation, the Conversion Shares and Warrant Shares) upon, the Nasdaq SmallCap Market ("NASDAQ"). Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the NASDAQ, or on the Nasdaq National Market System ("NMS"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX");
(ii) take all action necessary to cause and maintain the listing and trading of its Common Stock on the OTC Bulletin Board at any time the Common Stock is not listed and traded on NASDAQ, NMS, NYSE or AMEX; and (iii) comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

         5.11 THE COMPANY'S INSTRUCTIONS TO TRANSFER AGENT. The Company will issue to its Transfer Agent the Irrevocable Instructions to Transfer Agent substantially in the form of Exhibit H instructing the Transfer Agent to issue certificates, registered in the name of each Subscriber or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Subscriber to the Company upon conversion of the Preferred Stock. Such certificates shall bear a Legend only to the extent permitted by Section 5.9 hereof. The Company warrants that no instruction, other than such instructions referred to in Section 5.9 hereof or in this
Section 5.11 and stop transfer instructions to give effect to Section 3.7 hereof in the case of Conversion Shares and Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Subscriber's obligations and agreement set forth in Section 5.10 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Subscriber provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Subscriber transfers Securities to an affiliate which is an accredited investor pursuant to Rule 144, the Company shall permit the transfer, and, in the case of Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Subscriber. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Subscriber by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.1 I will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.1 1, that a Subscriber shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company hereby agrees that it will not unilaterally terminate its relationship with the Transfer Agent for any reason prior to the date which is three (3) years after the Last Closing or one (1) month after the first date that no Preferred Stock and no Warrants are outstanding, whichever is earlier (the "Ending Date"). In the event the Company's agency relationship with the Transfer Agent should be terminated for any other reason prior to the date which is three (3) years after the Last Closing, the Company's Transfer Agent shall continue acting as transfer agent pursuant to the terms of the Irrevocable Instructions to Transfer Agent until such time that a successor transfer agent
(i) is appointed by the Company; (ii) is approved by seventy-five percent (75%) of the Subscribers of outstanding Preferred Stock; and (iii) executes and agrees to be bound by the terms of the Irrevocable instructions to Transfer Agent.

    6.  SUBSCRIBER COVENANT/MISCELLANEOUS

         6.1  REPRESENTATIONS AND WARRANTIES SURVIVE THE CLOSING;
SEVERABILITY.
Subscriber's and the Company's representations and warranties shall survive the Closing of the transactions contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subscriber may assign Subscriber's rights hereunder, in connection with any private sale of the

Preferred Stock of such Subscriber, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement.

        6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without respect to conflict of laws.

        6.4 EXECUTION IN COUNTERPARTS PERMITTED. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

        6.5 TITLES AND SUBTITLES; GENDER. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

        6.6 WRITTEN NOTICES, ETC. Any notice, demand or request required or permitted to be given by the Company or Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

         6.7 EXPENSES. Each of the Company and Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

         6.8  ENTIRE AGREEMENT; WRITTEN AMENDMENTS REQUIRED.  This
Agreement,
the Certificate of Designation, the Preferred Stock certificates, the Conversion Warrants, the Preferred Warrants, the Registration Rights Agreement, the Escrow Agreement, the Irrevocable Instructions to Transfer Agent and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         6.9 ARBITRATION. Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in Delaware in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA").
A proceeding shall be commenced upon written demand by Company or any Subscriber to the other. The arbitrator(s) shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in Wilmington, Delaware or to the United States District Court sitting in Delaware for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.

    7.  SUBSCRIPTION AND WIRING INSTRUCTIONS; IRREVOCABILITY.

         7.1  SUBSCRIPTION

         (a) WIRE TRANSFER OF SUBSCRIPTION FUNDS. Subscriber shall send this signed Agreement by facsimile to the Placement Agent at
              (770) 640-7150, and send the subscription funds by wire transfer, to the Escrow Agent as follows:

              First Union National Bank
              ABA No. 053000219
              Account No. 465946fTrust Ledger
              ATTN: Claire Moore
              Reference:
              Acct Name: MedcaretSwartz Investments, LLC
              Ref: Subscriber's Name
              Account No. 3072236164
              Contact: Nicole Stefaruni
              Telephone No.: (404) 827-7326

              SWIFT Code: FUNBUS33

        (b) IRREVOCABLE SUBSCRIPTION. Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Subscriber, that this Agreement is irrevocable and that Subscriber is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Subscriber and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns. Notwithstanding the foregoing, (i) if the conditions to Closing are not satisfied or (ii) if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material fact, Subscriber may revoke or cancel this Agreement.

        (c) COMPANY'S RIGHT TO REJECT SUBSCRIPTION. Subscriber understands that this Agreement is not binding on the Company until the Company accepts it. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents without limitation this Agreement) to Subscriber (with any earned interest).

        7.2 ACCEPTANCE OF SUBSCRIPTION. In the case of acceptance of Subscriber's subscription, ownership of the number of securities being purchased hereby will pass to Subscriber upon the Closing.

        7.3  SUBSCRIBER TO FORWARD ORIGINAL SIGNED SUBSCRIPTION
AGREEMENT TO
COMPANY. Subscriber agrees to courier to Company his, her or its original inked signed Subscription Agreement within two (2) days after faxing said signed agreement to Placement Agent.

    8.  INDEMNIFICATION.

    The Company agrees to indemnify and hold harmless Subscriber and the Placement Agent and each of their officers, directors, employees and agents, and each person who controls Subscriber or the Placement Agent within the meaning of the Act or the Exchange Act (each, a "Subscriber Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed arising from or due to any untrue statement of a material fact or the omission to state any material fact required to be stated in order to make the statements not misleading in any representation or warranty made by the Company contained in this Agreement or in any statements contained in the Disclosure Documents.

    Subscriber agrees to indemnify and hold harmless Company and the Placement Agent and each of their officers, directors, employees and agents, and each person who controls Company or the Placement Agent within the meaning of the Act or the Exchange Act (each, a "Company Indemnified Party") (a Subscriber Indemnified Party or a Company Indemnified Party may be hereinafter referred to singularly as "Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed arising from or due to any untrue statement of a material fact or the omission to state any material fact required to be stated in order to make the statements not misleading in any representation or warranty made by Subscriber contained in this Agreement.

    Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 8, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the corornencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 8, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 8 to the extent it is prejudicial.

     9.  CERTAIN ADDITIONAL LEGENDS AND INFORMATION.

FOR FLORIDA RESIDENTS:

    THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY,
THE
HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA
SECURITIES
ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE
STATE OF
FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE
OF VOIDING
THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF
CONSIDERATION IS
MADE BY SUCH SUBSCRIBER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN
ESCROW
AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE
IS
COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

FOR MAINE RESIDENTS:

    THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM
REGISTRATION
WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION
10502(2)(R) OF
TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE
DEEMED
RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO
RESELL THE
SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL
SECURITIES
LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

FOR PENNSYLVANIA RESIDENTS:

    EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURES BEING
OFFERED
HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE
MONTHS AFTER
THE DATE OF PURCHASE UNLESS SUCH SECURITIES HAVE BEEN REGISTERED
FOR SALE. UNDER
PROVISION OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE "1972 ACT'),
EACH
PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS
ACCEPTANCE WITHOUT
INCURRING ANY LIABILITY, TO THE SELLER, UNDERWRITER (IF ANY) OR ANY
PERSON,
WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF
HIS
WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A
TRANSACTION IN WHICH
THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO
BUSINESS DAYS AFTER
HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO
ACCOMPLISH
THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM
TO THE SELLING
AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM,
INDICATING HIS OR
HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT
AND POSTMARKED
PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS
PRUDENT TO
SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO
ENSURE THAT IT
IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE
REQUEST IS
MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE
NUMBER
LISTED IN THE TEXT OF THE MEMORANDUM) A WRITTEN CONFIRMATION THAT
THE REQUEST
HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR NEW HAMPSHIRE RESIDENTS:

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION
FOR A
LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT
THAT A
SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE
STATE OF NEW
HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY
DOCUMENT
FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER
ANY SUCH
FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A
SECURITY OR
A TRANSACTION

                                   l9

MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON TO
MERITS OR
QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON,
SECURITY, OR
TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY
PROSPECTIVE
PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH
THE
PROVISIONS OF THIS PARAGRAPH.



                        [INTENTIONALLY LEFT BLANK]

    10. NUMBER OF SHARES AND PURCHASE PRICE. Subscriber subscribes for shares of Preferred Stock (in the amount of $10,000 per Share) and the accompanying Conversion Warrants and Preferred Warrants against payment by wire transfer in the amount of $__________ ("Purchase Price").

    11.  ACCREDITED INVESTOR. Subscriber is (check applicable box):

    (a) [ ] a corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

    (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

    (c)  [ ] an individual, who

         [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

         [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

         [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

    (d) [ ] an entity each equity owner of which is an entity described in a-b above or is an individual who could check one (1) of the last three
             (3) boxes under subparagraph (c) above.

    (e)  [ ] other [specify] __________________________________________

    The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

    IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Subscriber by the following signature(s) executed this Agreement.

    Dated this ______ day of ______________________, 1997.


__________________        _________________________
Your Signature            PRINT EXACT NAME IN WHICH YOU WANT


__________________        DELIVERY INSTRUCTIONS:
Name: Please Print        Please type or print address where your security is
                          to be delivered

__________________        ATTN.:___________________
Title/Representative
Capacity (if applicable)

___________________       ___________________________
Name of Company You       Street Address
Represent (if applicable)

___________________       ____________________________
Place of Execution of     City, State or Province, Country, Offshore Postal Code
this Agreement

                          ____________________________
                          Phone Number (For Federal Express) and
                          Fax Number (re: Notice)

        THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF $____
ON
THE ____ DAY OF June, 1997.

    Medcare Technologies, Inc.
    By: ___________________
    Name: _________________
    Title: __________________

                             MEDCARE TECHNOLOGIES, INC.

                                SIGNIFICANT RISKS

LIMITED OPERATING HISTORY; HISTORY OF LOSSES

Since inception, MedCare Technologies has primarily been engaged in the research and development of its treatment program for bladder and bowel incontinence. While there is ample evidence that significant demand exists for a treatment program such as MedCare's, there is no guarantee that MedCare will be successful in achieving its operation goals or successful in gaining wide acceptance among physicians or sufferers. As a result, the Company may continue to suffer losses from operations in the future.

RELIANCE ON SKILLED AND KEY PERSONNEL

    As a part of its expansion plans, the company plans to expend substantial funds for recruiting and training highly skilled personnel, purchasing medical equipment and for advertising and marketing. There can be no assurances that these highly skilled individuals, such as registered nurses or nurse practitioners, will be readily available and slower than anticipated sales growth may adversely affect the company's ability to continue funding its expansion program. The Company is also dependent upon a number of key management personnel. The loss of the services of one or more key individuals would have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain other highly qualified scientific and management personnel. The company faces competition for such personnel and there can be no assurance that the company will be able to attract or retain such personnel.

PROTECTION OF PROPRIETARY TREATMENT PROGRAM

    The Company's ability to compete and expand effectively will depend, in part, on its ability to develop and maintain proprietary aspects of its treatment program for bladder and bowel incontinence. The Company relies on an unpatented proprietary treatment protocol and there can be no assurances that others will not independently develop substantially equivalent or superseding proprietary protocols, or that an equivalent program will not be marketed in competition with the company's program, thereby substantially reducing the value of the Company's proprietary treatment program. There can be no assurance that any confidentiality agreements between the company and its employees will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

UNCERTAINTY RELATING TO THIRD-PARTY REIMBURSEMENT

    In the United States and in certain foreign countries, third-party reimbursement is currently generally available for certain procedures, such as surgery and biofeedback training by EMG application and generally unavailable for patient management products such as diapers, pads, and urethral plugs. While the Company's treatment program is currently covered by the third party payers, there can be no assurances that such coverage will remain in effect in the future.

                                    EXHIBIT I

                             MEDCARE TECHNOLOGIES, INC.

                                CAPITALIZATION TABLE

100,000,000 common shares authorized with $0.001 par value As at March 31, 1997, there were 6,445,185 issued and outstanding

1,000,000 Preferred shares authorized with $0.25 par value - between 200 and 300 shares of which are expected to be issued in conjunction with this Offering.

    Current Outstanding Options:

    434,500         Exercisable at $3.00 until December 31, 2001
    292,000         Exercisable at $4.50 until June 20, 2001
    500,000*        200,000 set aside at $4.50 until November 18th, 2001

    *Subject to shareholder approval at AGM on June 17, 1997

                                EXHIBIT J

                          MEDCARE TECHNOLOGIES, INC.

                           USE OF PROCEEDS STATEMENT

The net proceeds to the Company from the sale of the stock offered hereby are estimated to be $1,850,000 if the principal amount of $2,000,000 of Preferred Stock is placed and $2,775,000 if the principal amount of $3,000,000 of Preferred Stock is placed, after deductng estimated offering expenses payable by the Company.

                                   Net Proceeds             Net Proceeds
Application of Proceeds            of $1,850,000            of $2,775,000
-----------------------------      -----------------        -----------------
MedCare Program Expansion          $l,250,000               $1,250,000
Public (Financial) Relations       $250,000                 $250,000
Working Capital                    $350,000                 $1,275,000

                                   EXHIBIT K

                       MEDCARE TECHNOLOGIES, INC.

              PATENTS, TRADEMARKS, TRADENAMES, COPYRIGHTS,
        KNOW-HOW, TECHNOLOGY AND OTHER INTELLECTUAL PROPERTIES

United States Trademark Application:

                   Medcare and design, filed April 21, 1997

Canadian Trademark Application:

                         Medcare and design, April 22, 1997



                                  Exhibit L-1

                          MEDCARE TECHNOLOGIES, INC.

    LICENSES AND OTHER RIGHTS GRANTED TO OTHERS TO USE PATENTS,
TRADEMARKS,
TRADENAMES, COPYRIGHTS, KNOW-HOW, TECHNOLOGY AND OTHER
INTELLECTUAL PROPERTIES.



                                   -NONE-





                                   Exhibit L-2


                           MEDCARE TECHNOLOGIES, INC.

    LINCENSES AND OTHER RIGHTS GRANTED TO MEDCARE TO USE PATENTS,
TRADEMARKS,
TRADENAMES, COPYRIGHTS, KNOW-HOW, TECHNOLOGY AND OTHER
INTELLECTUAL PROPERTIES.



                                   -NONE-


                                 Exhibit L-3

                            MEDCARE TECHNOLOGIES, INC.

                           CAPACITIES OF KEY EMPLOYEES

HARMEL S. RAYAT - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Primarily responsible for overall business strategy and expansion, negotiate all contracts and agreements with physicians and medical management companies, billing matters and communicating with the financial community.

VALERIE BOELDT-UMBRIGHT - VICE PRESIDENT AND DIRECTOR OF CLINICAL
SERVICES

Primarily responsible for developing medical protocols and the ongoing development of new medical protocols, teaching and training of clinical staff, ongoing supervision of clinical staff and all matters relating to the development of the MedCare Program.



                                 EXHIBIT M


                      NOTICE OF CONVERSION [AND RESALE]

                   (To be Executed by the Registered Holder in order to Convent the Preferred Stock)

The undesigned hereby irrevocably elects to convert __________ shares of Series
A Preferred Stock, represented by stock certificate No(s). ________ (the
"Preferred Stock Certificates") into shares of common stock ("Common Stock") of Medcare Technologies, Inc. (the "Company") according to the conditions of the Certificate of Designation of Series A Preferred Stock, as of the date written below [in connection with the resale of the underlying Common Stock unless otherwise indicated below]. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.
A copy of each of the Preferred Stock Certificates being converted is attached hereto. The undersigned agrees to deliver a Prospectus in connection with any sale made pursuant to the Registration Statement, as provided in Section 5.10 of the Subscription Agreement.

_____ Check here if this conversion is not being made in connection with the resale of the Common Stock.

                                          Date of Conversion: ________________

                                          Applicable Conversion Price: _______

                                          Number of Shares of
                                          Common Stock to be Issued: _________

                                          Signature: __________________________

                                          Name:________________________________

                                          Address:_____________________________

    * No shares of Common Stock will be issued until the original Series A
Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company or its Transfer Agent. The Holder shall (i) send via facsimile, on or prior to 11:59 p.m., New York City time. on the date of conversion, a copy of this completed and fully executed Notice of Conversion to the Company at the office of the Company and its designated Transfer Agent for the Series A Preferred Stock that the Holder elects to convert and (ii) surrender, to a common courier for either overnight or two (2) day delivery to the office of the Company or the Transfer Agent, the original Series A Preferred
Stock Certificate(s) representing the Series A Preferred Stock being convened, duly endorsed for transfer. The Company or its Transfer Agent shall issue shares of Common Stock and surrender them to a common courier for delivery to the shareholder within two (2) business days following receipt of a facsimile of this Notice of Conversion AND receipt by the Company or its Transfer Agent of the original Series A Preferred Stock Certificate(s) to be convened, all in accordance with the terms of the Certificate of Designation and the Subscription
Agreement, and shall make payments for the number of business days such issuance and delivery is late, pursuant to the temms of the Certificate of Designation.

                              EXHIBIT N
